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                                                                    EXHIBIT 99.1

[GAYLORD ENTERTAINMENT LOGO]                    [RESORTQUEST INTERNATIONAL LOGO]


INFORMATION FOR RELEASE


                        GAYLORD ENTERTAINMENT TO ACQUIRE
                            RESORTQUEST INTERNATIONAL

        ACCRETIVE ACQUISITION SIGNIFICANTLY EXPANDS HOSPITALITY OFFERINGS

NASHVILLE, TENN. - (Aug. 5, 2003) - Gaylord Entertainment Company (NYSE: GET) today announced that it has agreed to acquire ResortQuest International (NYSE:
RZT), the nation's largest vacation rental property management company. The purchase, which will be a stock-for-stock transaction using a fixed exchange ratio of 0.275 Gaylord Entertainment shares for each ResortQuest share, is expected to be tax free to ResortQuest shareholders. Based on Gaylord Entertainment's closing stock price on Aug. 4, 2003, the acquisition is estimated at approximately $177 million, including approximately $68 million of ResortQuest net debt ($71 million in senior debt and $3 million in unrestricted cash).

ResortQuest International holds the leading market position in the vacation rental property management industry, with an approximate 4% market share of an estimated $10 billion market in the United States. ResortQuest manages the only nationwide branded network of properties representing approximately 20,000 vacation rental homes and condominiums, primarily at beach, mountain, and desert resorts. ResortQuest also offers real estate brokerage services to both management customers and other vacation home and condominium owners.

"This acquisition will transform Gaylord Entertainment into a multi-product hospitality company that can offer a range of accommodations to convention, business and leisure travelers," said Colin Reed, president and chief executive officer of Gaylord Entertainment. "Throughout the last year, we have been building a strategic plan to accelerate our growth in non-capital intensive ways by extending offerings to customers with whom we have a captive relationship through our hospitality and leisure businesses, while exploiting the skill set of our senior management team. Our extensive research has indicated that we have a substantial existing and target customer base that chooses to vacation at either beach or mountain rental accommodations. ResortQuest's high-quality


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vacation properties will be a valuable complement to both our meetings-focused
Gaylord Hotels brand, and our "country lifestyle" Grand Ole Opry brand."

The transaction represents a significant opportunity to develop the ResortQuest brand more fully by leveraging the Gaylord management team's track record of building and growing brands. Gaylord will also deliver additional demand into the ResortQuest network by cross-marketing ResortQuest's vacation properties to Gaylord's millions of Gaylord Hotels convention-goers and millions of country lifestyle consumers who frequent the Grand Ole Opry, watch it on television or listen to its radio programs. This will build additional awareness for the ResortQuest brand, and generate additional occupancy and revenue for both the combined company and the individual unit owners. Additionally, Gaylord will reach new ResortQuest consumers to whom it will introduce its current array of hospitality and country lifestyle offerings.

"This is an attractive deal for all of ResortQuest's stakeholders - our rental customers, property owners and shareholders," said ResortQuest chief executive officer Jim Olin. "We believe that there are significant revenue opportunities with Gaylord, given its consumer reach. Our 1.6 million guest database will be combined with Gaylord's eight-plus million consumer reach, which should bode well for the rental income to our homeowners and provide us an additional significant competitive advantage in our resort markets. We are confident that the experienced management team at Gaylord will help ResortQuest solidify and build on our current brand. In addition, we can leverage the scale of Gaylord's financial platform to operate and grow more efficiently. With its customer base, commitment to technology and marketing and well-known hospitality reputation, Gaylord will significantly enhance the ResortQuest franchise."

Under certain circumstances Gaylord Entertainment will provide $10 million of working capital for general corporate use to be accessed by ResortQuest between signing and closing. Gaylord intends to refinance all of ResortQuest's outstanding debt.

At the completion of the transaction, ResortQuest will continue to operate as a separate brand and will continue to be led by Jim Olin and other members of the existing senior management team. Gaylord plans to have ResortQuest continue to operate in Destin, FL, which is home to ResortQuest's fastest growing and most profitable region.

"We believe ResortQuest has enormous untapped value, and with new marketing and branding initiatives along with Gaylord's strong and experienced leadership, we fully expect this acquisition to contribute significantly to the long-term financial prospects of our company," said David Kloeppel, Gaylord Entertainment chief financial officer. "While there will be cost synergies as part of this acquisition, the majority of improved profitability is expected from increased revenues. Combined, we expect the transaction



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to be accretive to 2004 results excluding the impact of increased revenues and expense reductions, which we expect to add EBITDA(1) of approximately $2 million in 2004 and approximately $5 million in 2005."

Both companies remain comfortable with their prior guidance.

The transaction, which is subject to government, regulatory and shareholder approvals, is expected to close in early 2004. ResortQuest has agreed to pay a break-up fee of $6 million if the proposed deal is not consummated under certain circumstances. Certain holders of Gaylord and ResortQuest common stock have agreed to vote in favor of the transaction. The transaction was approved unanimously by the boards of directors of both companies.

Deutsche Bank acted as financial advisor to Gaylord Entertainment, and Citigroup advised ResortQuest International.

CONFERENCE CALL TODAY

Gaylord Entertainment will hold a joint conference call with ResortQuest International to discuss this announcement today at 11 a.m. EST. To participate on the call, please dial (973) 582-2706 and request the Gaylord/ResortQuest call (confirmation #4083269). A recording of the call will be available for seven days by dialing (973) 341-3080 and entering access code 4083269.

Investors can listen to the conference call over the Internet at www.resortquest.com, or at www.gaylordentertainment.com under the Investor Relations \ Other Information tab. To listen to the live call, please go to the Investor Relations section of the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be made available shortly after the call and will run for 30 days.

ABOUT GAYLORD ENTERTAINMENT

Gaylord Entertainment, a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates Gaylord Hotels branded properties, including the Gaylord Opryland Resort & Convention Center in Nashville and the Gaylord Palms Resort & Convention Center in Kissimmee, Fla., and the Radisson Opryland Hotel in Nashville. The company's entertainment brands include the Grand Ole Opry, the Ryman Auditorium, the General Jackson Showboat, the Springhouse Golf Club, the Wildhorse Saloon and WSM-AM. Gaylord Entertainment's stock is traded on the New York Stock Exchange under the symbol GET. For more information about the company, visit www.gaylordentertainment.com.



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ABOUT RESORTQUEST INTERNATIONAL

ResortQuest International, the first brand name "real-time" online booking service (www.resortquest.com) in vacation condominium and home rentals and sales, provides a one-stop resource in over 50 premier resort destinations in the U.S. and Canada. ResortQuest is the nation's leading vacation rental property management company, based on a portfolio of approximately 20,000 vacation rental properties with a combined real estate value estimated in excess of $7.0 billion.

(1) EBITDA (defined as earnings before interest, taxes, depreciation, amortization, pre-opening expense, non-cash lease and naming rights agreement expenses, as well as other non-recurring or non-cash items) is in the discussion of operating results because the Company believes it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions. The Company also believes EBITDA provides an additional measure of our ability to service debt, fund capital expenditures and grow our business. Pre-opening expense, non-recurring and non-cash items, such as asset write-downs and impairment losses, are excluded from EBITDA as these items do not impact operating results on a recurring basis. EBITDA can be computed by adding depreciation, amortization, pre-opening expense, non-recurring and non-cash items to operating income from continuing operations. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income or cash from operations), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations. Our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited.

This press release contains statements as to the company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new hotel facilities, costs associated with developing new hotel facilities, costs associated with changes to the Company's historical financial statements, business levels at the company's hotels, the ability to complete potential divestitures successfully and the ability to consummate financing for new developments. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by Gaylord Entertainment with the Securities and Exchange Commission.


Gaylord Entertainment does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Factors that could cause ResortQuest's actual results to differ materially from the statements made include the risks associated with obtaining the necessary consents and approvals and meeting the other conditions necessary to consummate the merger with Gaylord Entertainment Company and obtain the associated credit line, continued acceptance of ResortQuest's First Resort software, the anticipated slowdown in reservation deposits, poor weather reducing the number of stays at ResortQuest's managed facilities, ResortQuest's ability to meet its cash needs with available sources of cash, successful integration of additional acquired companies, factors affecting internal growth and management of growth, ResortQuest's acquisition strategy and the availability of financing, the tour and travel industry, seasonality, quarterly fluctuations and general economic conditions, dependence on technology and travel providers, and other factors discussed from time to time in ResortQuest's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 31, 2002.




This communication is not a solicitation of a proxy from any security holder of Gaylord Entertainment Company or ResortQuest International, Inc. Gaylord and ResortQuest intend to file a registration statement on Form S-4 with the SEC in connection with the merger. The Form S-4 will contain a


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prospectus, a proxy statement and other documents for the stockholders' meetings of Gaylord and ResortQuest at which time the proposed transaction will be considered. Gaylord and ResortQuest plan to mail the proxy statement and prospectus contained in the Form S-4 to their respective stockholders. The Form S-4, proxy statement and prospectus will contain important information about Gaylord, ResortQuest, the merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the merger will be available when filed free of charge at the SEC's web site, www.sec.gov. In addition, all documents filed with the SEC by Gaylord in connection with the merger will be made available to investors free of charge by writing to: Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, Attn: Investor Relations. All documents filed with the SEC by ResortQuest in connection with the merger will be made available to investors free of charge by writing to: ResortQuest International, Inc., Suite 203, 8955 Highway 98 West, Destin, Florida 32550, Attn: Investor Relations.


Gaylord, ResortQuest, their respective directors and executive officers may be deemed participants in the solicitation of proxies from Gaylord's stockholders and ResortQuest's stockholders. Information concerning Gaylord's directors and certain executive officers and their direct and indirect interests in Gaylord is contained in its proxy statement for its 2003 annual meeting of stockholders. Information concerning ResortQuest's directors and certain executive officers and their direct and indirect interests in ResortQuest is contained in its proxy statement for its 2003 annual meeting of stockholders. Additional information regarding the interests of these participants in the merger will be available in the proxy statement regarding the merger. Investors can obtain free copies of these documents from the SEC's website, Gaylord and ResortQuest using the contact information above.




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
INVESTOR RELATIONS CONTACTS:               MEDIA CONTACTS:
David Kloeppel, CFO                        Jim Brown
Gaylord Entertainment                      Gaylord Entertainment
(615) 316-6101                             (615) 316-6302
dkloeppel@gaylordentertainment.com         jbrown@gaylordentertainment.com
                         ~OR~                                      ~OR~
Key Foster, VP Corporate Finance &         Dan O'Connor
Investor Relations                         Sloane & Company
Gaylord Entertainment                      (212) 446-1865
(615) 316-6132                             doconnor@sloanepr.com
kfoster@gaylordentertainment.com

                         ~OR~
Jenny Lee
Sloane & Company
(212) 446-1892
jlee@sloanepr.com
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